UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54621

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Organovo Holdings, Inc. (the “Company”) has created a short video describing the Company’s science and technology (the “Video Presentation”). The Company has made a copy of the Video Presentation available on its website at http://www.organovo.com/about/company-profile.

The Video Presentation contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the potential benefits and future uses of the Company’s science and technology, the Company’s ability to develop products that can be used to improve drug development and the Company’s future product development opportunities. Any forward-looking statements contained therein are based on current expectations, but are subject to a number of risks and uncertainties. The various risks and uncertainties that could cause the Company’s actual future results to differ materially from current expectations include, but are not limited to, those risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its science and technology; the expected benefits and efficacy of the Company’s products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s failure to achieve its business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including its current report on Form 8-K/A filed with the SEC on May 11, 2012. These forward-looking statements are made as of the date of the Video Presentation, and the Company does not undertake an obligation to update these forward-looking statements after such date.

The information furnished on this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: November 23, 2012	/s/ Keith Murphy
Keith Murphy
President and Chief Executive Officer